Exhibit 10.4

TELADOC HEALTH, INC. 2023 EMPLOYMENT INDUCEMENT INCENTIVE AWARD PLAN

PERFORMANCE RESTRICTED STOCK UNIT GRANT NOTICE
Capitalized terms not specifically defined in this Performance Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2023 Employment Inducement Incentive Award Plan (as amended from time to time, the “Plan”) of Teladoc Health, Inc. (the “Company”).
The Company hereby grants to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “PSUs”), subject to the terms and conditions of the Plan and the Performance Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Number of PSUs:
Performance Period:
Vesting Schedule:	The PSUs will vest in accordance with the vesting schedule set forth in Exhibit A.

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement.

TELADOC HEALTH, INC.	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
ARTICLE I.
GENERAL
1.1    Award of PSUs and Dividend Equivalents.
(a)The Company has granted the PSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). The number of PSUs stated in the Grant Notice is the target number of PSUs that may be earned under this Award (the “Target Number of PSUs”). The number of PSUs that may actually be earned under this Award ranges from between 0% and 300% of the Target Number of PSUs [under a performance range to be developed and reasonably agreed upon in good faith by the Participant and the compensation committee of the Board (the “Compensation Committee”) as soon as reasonably practicable] [as set forth on Schedule 1 attached hereto and by this reference incorporated herein] (the “Performance Range”).] Each earned PSU represents the right to receive one Share or, at the option of the Administrator, an amount of cash, in either case, as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the PSUs have vested.
(b)The Company hereby grants to Participant, with respect to each earned PSU, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable PSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid.
1.2    Incorporation of Terms of Plan. Except as provided in Section 2.1(d), the PSUs and Dividend Equivalents are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. Except as provided in Section 2.1(d), in the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.3    Unsecured Promise. The PSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
1.4    Employment Inducement Award. The PSUs are intended to constitute an “employment inducement award” under NYSE Rule 303A.08 that is exempt from the requirements of shareholder approval of equity-compensation plans under NYSE Rule 303A.08. This Agreement and the terms and conditions of the PSUs will be interpreted consistent with such intent.

ARTICLE II
VESTING; FORFEITURE AND SETTLEMENT
2.1    Vesting; Forfeiture.
(a)Satisfaction of Performance Conditions. The PSUs will be earned, if at all, under the Performance Range based on [the Company’s 2025 AEBITDA] [actual compound annual revenue growth rate (rounded to the nearest whole number expressed as a percentage) of the Company (“CAGR”)] over the Performance Period set forth in the Grant Notice (the “Performance Period”). Within ninety (90) days following completion of the Performance Period (the “Determination Date”), the Administrator will determine, in its reasonable discretion, the actual number of PSUs earned by Participant in accordance with the Performance Range. [Notwithstanding the immediately preceding sentence, provided no Change in Control or Qualifying Termination (as such term is defined in that certain Employment Agreement dated June 10, 2024 between the Company and the Participant (the “Employment Agreement”)) (“Qualifying Termination”)) has occurred prior to the last day of the Performance Period, in the event the “total shareholder return” (utilizing the Company’s traditional definition of this term and as reported in SEC filings) for the Company’s stockholders during the Performance Period is less than zero, the PSUs earned will not exceed the Target Number of PSUs.] To the extent earned, the PSUs will vest as set forth in Section 2.1(c). The Compensation Committee will equitably and reasonably adjust the Performance Range in the event of any completed disposition of assets (of any amount) or acquisition of assets in aggregate value at least $25,000,000 so as to preserve the original intent of the PSUs.
(b)Determination of Performance Conditions Upon a Change in Control or Earlier Qualifying Termination.
(i)Change in Control. Notwithstanding Section 2.1(a), if a Change in Control occurs on or prior to the last day of the Performance Period (including, for clarity, prior to commencement of the Performance Period), then the number of earned PSUs will be determined as of the date of the Change in Control (the “CIC Determination Date”) [and be equal to 100% of the Target Number of PSUs.] [in an amount equal to the greater of (i) 100% of the Target Number of PSUs and (ii) to the extent the Company has completed at least one full fiscal year in the Performance Period, the number of earned PSUs under the Performance Range using the CAGR of the Company for the completed fiscal years within the Performance Period ending with the then-most recently completed full year as the CAGR of the Company for the entire Performance Period.] Any PSUs that have not been earned will be automatically forfeited unless the Administrator otherwise determines.
(ii)Qualifying Termination Prior to a Change in Control. Notwithstanding Section 2.1(a), if a Qualifying Termination occurs on or prior to the last day of the Performance Period (including, for clarity, prior to commencement of the Performance Period) and a Change in Control has not occurred on or prior to such date, then the number of earned PSUs will be determined as of the date such Qualifying Termination [and be equal to 100% of the Target Number of PSUs.] [in an amount equal to the greater of (i) 100% of the Target Number of PSUs and (ii) to the extent the Company has completed at least one full fiscal year in the Performance Period, the number of earned PSUs under the Performance Range using the CAGR of the Company for the completed fiscal years within the Performance Period ending with the then-most recently completed full year as the CAGR of the Company for the entire Performance Period.]

Any PSUs that have not been earned will be automatically forfeited unless the Administrator otherwise determines.
(c)Vesting of Earned PSUs; Forfeiture.
(i)Regular Vesting Schedule. Except as provided in Section 2.1(c)(ii) and (iii) below, the earned PSUs will vest [as to seven-twelfths on the Determination Date and as to one-twelfth on each of the five quarterly anniversaries thereof until fully vested; provided, that the number of PSUs that vest upon each vesting date shall be rounded up or down to the nearest whole share in accordance with the Company’s historical practice to the extent necessary to avoid fractional vested PSUs (subject to all PSUs being vested as of the final vesting date).] [on the Determination Date and be rounded to the nearest whole share.] In the event of Participant’s Termination of Service for any reason, all unvested PSUs will immediately and automatically be cancelled and forfeited, except as otherwise provided below. Dividend Equivalents (including any Dividend Equivalent Account balance) will vest or be forfeited, as applicable, upon the vesting or forfeiture of the corresponding PSU.
(ii)Vesting Upon or Following a Change in Control. If a Change in Control occurs on or prior to the last day of the Performance Period, then [seven-twelfths] [the full amount] of the earned PSUs (as determined under Section 2.1(b)(i) above) will vest on the CIC Determination Date [and one-twelfth of the earned PSUs will vest on each of the five quarterly anniversaries thereof until fully vested; provided, that the number of PSUs that vest upon each vesting date shall be rounded up or down to the nearest whole unit in accordance with the Company’s historical practice to the extent necessary to avoid fractional vested PSUs (subject to all PSUs being vested as of the final vesting date)]. In the event of a Qualifying Termination on the date of or within twelve (12) months following a Change in Control, any remaining unvested portion, if any, of earned PSUs (whether determined under Section 2.1(a) or Section 2.1(b)(i), as applicable) will become vested, subject to the conditions set forth Section 2(b) of the Employment Agreement.
(iii)Other Qualifying Termination Vesting. If prior to the date the earned PSUs become fully vested under Section 2.1(c)(i) above, a Qualifying Termination occurs prior to[, or more than twelve (12) months following,] a Change in Control, then the earned PSUs (as determined under Section 2.1(a), [Section 2.1(b)(i)] or Section 2.1(b)(ii)), as applicable) will vest in an amount determined by (A) giving Participant credit for (1) all service from the Grant Date through the date of the Qualifying Termination plus (2) an additional 12 months of service after the date of the Qualifying Termination ((1) and (2), together, the “Vesting Service Period”) and (B) identifying the portion of the earned PSUs that would have vested during the Vesting Service Period based on four-twelfths vesting on the first annual anniversary of the Grant Date and then one-twelfth vesting on each quarterly anniversary thereafter until fully vested, subject to the conditions set forth Section 2(a) of the Employment Agreement.
(d)No Materially Adverse Amendments. Notwithstanding any provision to the contrary in the Plan, the Grant Notice, the Employment Agreement or this Agreement, the Company shall not amend, adjust, modify or terminate any outstanding PSUs or any of Participant’s rights with respect thereto, which amendment, adjustment, modification or termination may materially and adversely affect such PSUs or Participant’s rights with respect thereto, without Participant’s prior written consent.

2.2    Settlement.
(a)PSUs and Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in Shares or cash at the Administrator’s option (or in the case of remaining fractional vested PSUs) as soon as administratively practicable after the vesting of the applicable PSU, but in no event more than sixty (60) days after the PSU’s vesting date. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of additional taxes under Section 409A.
(b)If a PSU is paid in cash, the amount of cash paid with respect to the PSU will equal the Fair Market Value of a Share on the day immediately preceding the payment date. If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the day immediately preceding the payment date. For the avoidance of doubt, notwithstanding any provision to the contrary in the Plan, if, at the time of settlement, the Shares are not readily tradable on an established securities market, the Company shall determine Fair Market Value by the reasonable application of a reasonable valuation method consistent with Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).
ARTICLE III
TAXATION AND TAX WITHHOLDING
3.1    Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2    Tax Withholding.
(a)Notwithstanding anything in the Plan to the contrary, unless the Administrator determines otherwise, any withholding tax obligation that arises with respect to the PSUs or Dividend Equivalents will be satisfied by the Company’s withholding from the Shares issuable under the PSUs or Dividend Equivalents that are then vesting or being paid, as applicable, the minimum number of whole Shares having a then-current Fair Market Value sufficient to satisfy the withholding obligation based on applicable statutory withholding rates.
(b)If withholding tax obligations are not satisfied as described in Section 3.2(a), the Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the PSUs or Dividend Equivalents as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Award.
(c)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed by Participant in connection with the PSUs and the Dividend Equivalents, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the PSUs or Dividend Equivalents. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the Dividend Equivalents or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the PSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.
ARTICLE IV.
OTHER PROVISIONS
4.1    Adjustments. Subject to Section 2.1(d), Participant acknowledges that the PSUs, the Shares subject to the PSUs and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.2    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email with written confirmation of receipt, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.3    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.4    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.5    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.6    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the PSUs and the Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.7    Entire Agreement. The Plan, the Grant Notice, the Employment Agreement and this Agreement (including any exhibit or schedule hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.8    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.9    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the PSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.
4.10    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
4.11    Country Addendum. Notwithstanding any provisions in this Agreement, the PSUs shall be subject to any special terms and conditions set forth in an appendix (if any) to this Agreement for any country (other than the United States) whose laws are applicable to Participant and this Award of PSUs (as determined by the Administrator in its reasonable discretion) (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company reasonably determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Agreement.
4.12    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
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